Exhibit 10.21.1
Execution

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THIS WARRANT.
TRANSPHORM, INC.
WARRANT TO PURCHASE SHARES OF
SERIES PREFERRED STOCK
THIS CERTIFIES THAT, for value received and subject to the provisions and upon the terms and conditions set forth in this Warrant, LEADER EQUITY, LLC and its assignees are entitled to subscribe for and purchase at the Warrant Price that number of the fully paid and nonassessable shares of Series Preferred Stock of TRANSPHORM, INC., a Delaware corporation (the "Company"), as is equal to the nearest whole number derived from dividing $105,000 (the "Warrant Coverage") by the Warrant Price.
1.    Definitions.   As used herein, capitalized terms not otherwise defined herein shall have the following respective meanings:
(a)   "Act" means the Securities Act of 1933, as amended.
(b)   "Common Stock" means the Common Stock of the Company.
(c)   "Common Stock Equivalents" means, (i) with respect to any Convertible Security, the number of shares of Common Stock that would result from full conversion, exercise or exchange of a Convertible Security in one or more steps, and (ii) with respect to a Unit, the number of shares of Common Stock resulting after aggregating all Common Stock and Common Stock Equivalents underlying Convertible Securities which are contained within a Unit.
(d)   "Convertible Security" means (i) any stock or securities directly or indirectly convertible into or exchangeable for Common Stock and (ii) any rights, warrants or options, except warrants issued with respect to bridge loan financing from then existing investors, to subscribe for or purchase Common Stock or stock or securities directly or indirectly convertible into or exchangeable for Common Stock.
(e)   "Date of Grant" means November 03, 2010.
(f)   "Effective Price Per Share of Common Stock" means the sale price of a single Convertible Security or Unit divided by the sum of (i) the number of Common Stock Equivalents underlying such Convertible Security or Unit plus (ii) the number determined by dividing (A) the number of additional shares of Common Stock or Common Stock Equivalents that become issuable for no or nominal additional consideration in connection with the next Qualified Financing in which such Convertible Securities or Units are sold, including extraordinary issuances of securities to employees, directors or consultants in connection with the transaction but excluding warrants issued with respect to bridge loan financing from then existing investors and excluding any additional shares of Common Stock issuable upon conversion of previously-existing series of the Company's preferred stock as a result of antidilution adjustments to rates of conversion of such preferred stock triggered by the next Qualified Financing, by (B) the aggregate number of shares of Common Stock and Common Stock Equivalents underlying the Securities sold in the next Qualified Financing.
(g)   "Holder" means the initial holder of this Warrant set forth in the first paragraph of this Warrant and any other person or entity which becomes a holder of this Warrant pursuant to the terms of this Warrant.

(h)   “IPO” means the initial public offering of the Company’s Common Stock effected pursuant to a registration statement on Form S-1 (or its successor) filed under the Act.
(i)   “Next Round Price” means the lowest Effective Price Per Share of Common Stock at which Securities are sold in the Company’s next Qualified Financing after the Date of Grant.
(j)   "Other Warrants" means any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.
(k)   "Qualified Financing" means the first sale or issuance by the Company after the Date of Grant and prior to the Company’s IPO of Securities of the Company to investors in a single transaction or a series of related transactions resulting in aggregate gross cash proceeds to the Company of not less than $2,000,000.
(l)   “Securities” means Common Stock, Convertible Securities or Units.
(m)   “Series C Price” means $2.879 per share.
(n)   "Series Preferred" means (i) (A) the Company's presently authorized Series C Preferred Stock if Holder exercises this Warrant for Series C Preferred Stock, or (B) the type of Securities sold and issued by the Company in such Qualified Financing if Holder exercises this Warrant for the Securities sold and issued during the next Qualified Financing; (ii) after the conversion of all of the outstanding shares of Series Preferred Stock into Common Stock, either automatically or by vote of the requisite holders thereof, the Company's Common Stock; (iii) upon any conversion, exchange, reclassification or change, any security into which the securities described in clauses (i) or (ii) of this definition may be converted, exchanged, reclassified or otherwise changed; or (iv) if Pay to Play Provisions are applied to the Series Preferred and the Holder participates in the subsequent Pay to Play round in an amount equal to its pro-rata share of the round based on the number of Series Preferred Shares issuable under the Warrant for either (i) (A) or (B) above, the security that a holder of Series Preferred would have received had such holder participated in the manner necessary to receive or retain the security having the rights more favorable to the holder. “Pay to Play Provisions” means (i) provisions that require the holder of a security to participate in a subsequent round of equity financing or lose all or a portion of the benefit of antidilution protection applicable to a security or have such security automatically convert to common stock or another series of capital stock, or (ii) an exchange transaction having the same or similar economic effect. The Holder must, at the time of Pay to Play elect either (i) (A) or (B) above for purposes of establishing its pro-rata amount in the Pay to Play round. For clarity, Holder does not have to exercise its warrant into either (i) (A) or (B) above in order to participate in the Pay to Play round of financing.
(o)   “Shares” means the shares of Series Preferred of Company issuable upon exercise of this Warrant.
(p)  “Units” means any combination of Common Stock and Convertible Securities issued by Company sold together as a single unit.
(q)   “Warrant Price” means, as it may be adjusted from time to time pursuant to Section 5, (i) the Series C Price if Holder exercises this Warrant for Series C Preferred Stock, or (ii) the Next Round Price if Holder exercises this Warrant for the Securities sold and issued by the Company during the next Qualified Financing.
2.    Term.   The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through the tenth anniversary of the Date of Grant.
Notwithstanding the foregoing, in the event of a Corporate Event (as defined in Section 5(a)) where the consideration received by holders of Series Preferred in such Corporate Event is all cash, then this Warrant (i) to the extent the cash consideration per share of Series Preferred exceeds the Warrant Price, shall be deemed exercised in accordance with the provisions of Section 3(b) immediately prior to the closing of the Corporate Event, or (ii) to the extent the cash consideration per share of Series Preferred does not exceed the Warrant Price, shall terminate.
3.    Method of Exercise; Payment; Issuance of New Warrant; Net Issuance.
(a)   Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part and from time to time, at the election of the Holder, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering of the Company's securities, the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company from the proceeds of the sale of shares to be sold by the Holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the "net issuance" right provided for in Section 3(b) hereof. The person or persons in whose name(s) Shares shall be registered upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as possible and in any event within such thirty-day period; provided, however, that at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the Holder, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to, or credit the securities account of, a broker or other person (as directed by the Holder exercising this Warrant) within the time period required to settle any trade made by the Holder after exercise of this Warrant.
(b)   Right to Convert Warrant into Stock:  Net Issuance.
(i)    Right to Convert.   In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Series Preferred as provided in this Section 3(b) at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series Preferred as is determined according to the following formula:

X =	B – A
Y

Where:	X =	the number of shares of Series Preferred that shall be issued to Holder

	Y =	the fair market value of one share of Series Preferred

A =
the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of
Converted Warrant Shares multiplied by the Warrant Price)

	B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

(ii)    Method of Exercise.   The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 3(b)(i) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the Holder, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a registration statement under the Act (a "Public Offering").
(iii)    Determination of Fair Market Value.   For purposes of this Section 3(b), "fair market value" of a share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:
(1)    If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's registration statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such Public Offering.
(2)    If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:
(A)    If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied (if the Series Preferred is not then constituted as Common Stock) by the number of shares of Common Stock into which each share of Series Preferred is then convertible;
(B)    If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied (if the Series Preferred is not then constituted as Common Stock) by the number of shares of Common Stock into which each share of Series Preferred is then convertible; and
(C)    If there is no public market for the Common Stock, then fair market value shall be reasonably determined in good faith by the board of directors of the Company.
(iv)    In making a determination under clauses (A) or (B) above, if on the Determination Date, five trading days had not passed since the IPO, then the fair market value of the Common Stock shall be the average closing prices or closing bid prices, as applicable, for the shorter period beginning on and including the first trading day after the pricing of the IPO and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price or closing bid price, as applicable, for such trading day). If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.
4.    Stock Fully Paid; Reservation of Shares.   All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Warrant and, while applicable, a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock.
5.    Adjustment of Warrant Price and Number of Shares.   The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:
(a)   Corporate Events.   In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant) (each, a “Corporate Event”), the Company, or such successor corporation, as the case may be, shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the Holder shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such Corporate Event by a holder of the number of shares of Series Preferred then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5(a) shall similarly apply to successive Corporate Events.
(b)   Subdivision or Combination of Shares.   If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series Preferred, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.
(c)   Stock Dividends and Other Distributions.   If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Series Preferred payable in Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Series Preferred (except any distribution specifically provided for in Sections 5(a) and 5(b)), then, in each such case, provision shall be made by the Company such that the Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Series Preferred (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.
(d)   Adjustment of Number of Shares.   Upon each adjustment in the Warrant Price, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
(e)   Antidilution Rights.   The other antidilution rights applicable to the Shares of Series Preferred purchasable hereunder are set forth in the Company's Certificate of Incorporation, as amended through the Date of Grant, a true and complete copy of which is attached hereto as Exhibit B (the "Charter"). The Company shall promptly provide the Holder with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made. If the Company proposes a restatement, amendment, modification or waiver of anti-dilution rights that treats the Holder differently than the other holders of the Shares of Series Preferred purchasable hereunder with respect to such antidilution rights, then such restatement, amendment, modification or waiver shall require the consent of the Holder.
6.    Notice of Adjustments.   Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall deliver to Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall deliver to Holder a certificate signed by its chief financial officer, chief operating officer or chief executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment.
7.    Fractional Shares.   No fractional shares of Series Preferred will be issued in connection with any exercise or conversion hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise or conversion as reasonably determined in good faith by the Company's Board of Directors.
8.    Compliance with Act; Disposition of Warrant or Shares of Series Preferred.
(a)   Compliance with Act.   The Holder, by acceptance hereof, agrees that this Warrant, and the shares of Series Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Series Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the Holder shall confirm in writing that the shares of Series Preferred so purchased (and any Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Warrant and all shares of Series Preferred issued upon exercise of this Warrant and all Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:
"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 8 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."
Said legend shall be removed by the Company, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:
(1)    The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experiences as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.
(2)    The Holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.
(3)    The Holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.
(4)    The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.
(b)   Disposition of Warrant or Shares.   With respect to any offer, sale or other disposition of this Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Warrant, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Series Preferred or Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Series Preferred to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such shares of Series Preferred or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8(b) that the opinion of counsel or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Warrant or such shares of Series Preferred or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of (i) pursuant to an effective registration statement covering such securities or (ii) in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Warrant or the shares of Series Preferred thus transferred (except a transfer pursuant to an effective registration statement or Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
(c)   Applicability of Restrictions.   Neither any restrictions of any legend described in this Warrant nor the requirements of Section 8(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the Holder if the Holder is a partnership or to a member of the Holder if the Holder is a limited liability company, (ii) to a partnership of which the Holder is a partner or to a limited liability company of which the Holder is a member, or (iii) to a single affiliate of the Holder if the Holder is a corporation, where, in each case, the transferee is an “accredited investor”; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

(d)   Market Stand-off Agreement.   The Holder hereby agrees that the Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4)); provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this clause (d) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in clause (a) above with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day or other period. The Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this clause (d).
9.    Rights as Shareholders; Information.   No Holder, as a holder of this Warrant, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be issuable upon the exercise or conversion hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised or converted and the Shares purchasable upon the exercise or conversion hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the Holder such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders. In addition, the Company agrees to provide in a timely manner any information reasonably requested by the Holder to enable the Holder and its affiliates to comply with their accounting reporting requirements.
10.    Additional Rights.
(a)   Acquisition Transactions.   The Company shall provide the Holder with at least twenty (20) days' written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.
(b)   Exercise Prior to Expiration.   To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Series Preferred is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(b) above (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to Section 3(b). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10(b), the Company agrees to promptly notify the Holder of the number of Shares, if any, the Holder is to receive by reason of such automatic exercise.
11.    Representations and Warranties.   The Company represents and warrants to the Holder as of the Date of Grant as follows:
(a)   This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.
(b)   The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.
(c)   The rights, preferences, privileges and restrictions granted to or imposed upon the Series Preferred and the holders thereof are as set forth in the Charter, and on the Date of Grant, each share of the Series Preferred represented by this Warrant is convertible into one share of Common Stock.
(d)   The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Charter will be validly issued, fully paid and nonassessable.
(e)   The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.
(f)   There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.
(g)   The number of shares of Common Stock of the Company outstanding on the Date of Grant, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 25,452,332 shares.
12.    Modification and Waiver.   This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.
13.    Notices.   Any notice, request, communication or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Such notice, request, communication or other document may also be delivered by any other means of transmission so long as reasonable confirmation of receipt by the addressee is obtained.
14.    Binding Effect on Successors.   This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.
15.    Lost Warrants or Stock Certificates.   The Company covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.
16.    Descriptive Headings.   The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
17.    Governing Law.   This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.
18.    Survival of Representations, Warranties and Agreements.   All representations and warranties of the Company and the Holder contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the Holder contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.
19.    Remedies.   In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the Holder (in the case of a breach by the Company), or the Company (in the case of a breach by the Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.
20.    Severability.   The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
21.    Recovery of Litigation Costs.   If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.
22.    Entire Agreement.   This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

TRANSPHORM, INC.

By	/s/ Primit Parikh
Title	PRESIDENT & COO
Address:	115 Castilian Drive Goleta CA - 93117

Signature Page to Warrant

Execution
EXHIBIT A-1
NOTICE OF EXERCISE
To:    TRANSPHORM, INC. (the “Company”)
1.    The undersigned hereby:

☐
elects to purchase _________ shares of Series Preferred Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

☐	elects to exercise its net issuance rights pursuant to Section 3(b) of the attached Warrant with respect to __________ Shares of Series Preferred Stock.
2.    Please issue a certificate or certificates representing __________ shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)
3.    The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws. The undersigned confirms and acknowledges the investment representations, warranties and covenants made in Section 8(a) of the Warrant continue to be true as of the date hereof and agrees to comply with the covenants of the Holder set forth in the Warrant.

(Signature)

(Date)

EXHIBIT A-2
NOTICE OF EXERCISE
To:    TRANSPHORM, INC. (the "Company")
1.    Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S___ , filed_______, 200__, the undersigned hereby:
☐    elects to purchase________shares of Series Preferred Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant, or
☐    elects to exercise its net issuance rights pursuant to Section 3(b) of the attached Warrant with respect to________Shares of Series Preferred Stock.
2.    Please deliver to the custodian for the selling shareholders a stock certificate representing such________shares.
3.    The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $________or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

(Signature)

(Date)

EXHIBIT B
CHARTER